Offshore Logistics, Inc.

224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC. CONFIRMS FLIGHT ACCIDENT

        LAFAYETTE, LA (August 19, 2005) – Offshore Logistics, Inc. (NYSE: OLG) today regretfully reports an accident on August 18, 2005 that claimed the lives of two Air Logistics employees in the U.S. Gulf of Mexico. The aircraft, a single engine Bell helicopter, reportedly departed one production platform and was planning to land at a nearby platform when the accident occurred. The families of the employees involved have been notified and the Company is responding to the tragedy. In addition, the Company has notified the appropriate regulatory authorities, including the National Transportation Safety Board.

        Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

Contacts

Media:
Joe Baj
jbaj@olog.com

Investor Relations:
Brian C. Voegele
bvoegele@olog.com

Phone: (337) 233-1221
Fax: (337) 235-6678